Exhibit 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces First Quarter Results

             GREENSBORO, N.C. - October 21, 2004 - Unifi, Inc. (NYSE:UFI) today released operating results for its first quarter ending September 26, 2004.

             The Company reported a net loss from continuing operations of $1.3 million or $0.02 per share for the quarter ending September 26, 2004 compared to a net loss of $2.6 million or $0.05 per share for the prior year September quarter.  Net income, including discontinued operations, was a net loss of $22.6 million or $0.43 per share, which includes the operations and associated charges related to the closure of the Company's facility in Ireland.

             Net sales from continuing operations for the September quarter of $180.2 million were up $16.5 million or 10.1% compared to net sales of $163.7 million for the prior year September quarter.   Sales volume from continuing operations increased 7.4% this quarter over the prior comparable quarter.

            "The Company recorded an operating profit from continuing operations of $1.0 million in the current quarter compared to a loss of $1.0 million in the prior year quarter, indicating that the broad set of actions taken over this calendar year has strengthened our underlying business," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "This also marks the second consecutive quarter in which we posted an operating profit, which is significant in that we have accomplished this as raw materials have risen by approximately 25 percent since the prior comparable quarter.  There are more challenges ahead, but we are making steady progress in stabilizing our base business."

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Unifi Announces First Quarter Results - page 2

         Selling, general and administrative expenses were 5.3% of sales from continuing operations compared to 7.6% of last year's comparable quarter.  Cash-on-hand at September 26, 2004 was $45.7 million.

         "One can clearly see the combined impact of our business building and consolidation efforts reflected in the operating results of our continuing operations," said Brian Parke, Chairman and Chief Executive Officer of Unifi.   "Our cost structure today is closely aligned with current market demands, and the strength of our balance sheet allows us to pursue strategic business opportunities.  We will continue to be proactive in our efforts to maximize growth in the global supply chain and manage costs and capacity relative to market conditions."

          Unifi is a diversified producer and processor of textured yarns.  Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns.  Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

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Financial Statements to Follow

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Unifi Announces First Quarter Results - page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (In Thousands Except Per Share Data)
	For the Quarters Ended
	September 26, 2004	September 28, 2003

Net sales	$ 180,155	$ 163,721
Cost of goods sold	169,595	152,262
Selling, general & administrative expense	9,514	12,423
Operating profit (loss)	1,046	(964)
Interest expense	4,667	4,741
Interest income	413	742
Other (income) expense, net	458	576
Equity in earnings of
unconsolidated affiliates	1,117	257
Minority interest income	188	955

Loss before income tax benefit	(2,361)	(4,327)
Benefit for income taxes	(1,105)	(1,730)
Loss from continuing operations	(1,256)	(2,597)
Loss from discontinued operations - net of tax	(21,299)	(1,965)
Net loss	$ (22,555)	$ (4,562)

Earnings (losses) per common share
(basic and diluted):
Net loss - continuing operations	$ (0.02)	$ (0.05)
Net loss - discontinued operations	$ (0.41)	$ (0.04)

Average diluted shares outstanding	52,077	52,746

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Unifi Announces First Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED) (In Thousands)
	September 26, 2004	June 27, 2004
Assets
Cash and cash equivalents	$ 45,726	$ 65,221
Receivables	129,514	125,949
Inventories	117,870	116,995
Deferred income taxes	13,721	12,237
Assets held for sale	13,225	13,899
Other current assets	10,129	10,657
Total current assets	330,185	344,958

Property, plant and equipment	332,171	341,559
Investment in unconsolidated affiliates	165,124	163,941
Other noncurrent assets	19,861	22,077
	$ 847,341	$ 872,535
Liabilities and Shareholders' Equity
Accounts payable	$ 70,311	$ 75,504
Accrued expenses	45,250	44,850
Income taxes payable	2,142	1,523
Current maturities of long-term debt
and other current liabilities	8,820	8,497
Total current liabilities	126,523	130,374

Long-term debt and other liabilities	264,103	263,779
Deferred income taxes	67,968	71,921
Minority interests	4,371	4,560
Shareholders' equity	384,376	401,901
	$ 847,341	$ 872,535

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Unifi Announces First Quarter Results - page 5

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED) (In Thousands)
	For the Quarters Ended
	September 26, 2004	September 28, 2003

Cash and cash equivalents at beginning of year	$ 65,221	$ 76,801

Cash and cash equivalents provided by (used in)
continuing operations:
Net loss	(1,256)	(2,597)
Income charges not affecting cash:
Net earnings of unconsolidated equity affiliates,
net of distributions	(1,117)	(118)
Depreciation	12,675	14,773
Amortization	307	322
Net gain on asset sales	(337)	-
Deferred income tax	(5,406)	(2,227)
Provision for bad debts and quality claims	820	482
Other noncurrent assets	4,109	-
Other	(292)	1,405
Change in assets and liabilities, excluding
effects of acquisitions and foreign
currency adjustments	(8,328)	(3,937)
Net cash provided by operating activities	1,175	8,103

Cash used in investing activities of continuing
operations:
Capital expenditures	(1,551)	(2,257)
Strategic investment costs	(1,145)	(332)
Investment in foreign restricted assets	(1,261)	(404)
Collection of notes receivable	101	94
Issuance of notes receivable	(139)	-
Proceeds from sale of capital assets	368	-
Other	(9)	99
Net cash used in investing activities	(3,636)	(2,800)

Cash provided by (used in) financing activities
of continuing operations:
Purchase and retirement of Company stock	(2)	(7,458)
Other	983	(911)
Cash provided by (used in) financing activities	981	(8,369)
Discontinued operations and net change in
assets held for sale	(20,485)	(536)
Effect of exchange rate changes on cash	2,470	(936)
Net decrease in cash and cash equivalents	(19,495)	(4,538)
Cash and cash equivalents at end of period	$ 45,726	$ 72,263

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Unifi Announces First Quarter Results - page 6

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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